Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	40,874,579,146.19	94.146
Withheld	2,541,618,753.48	5.854
TOTAL	43,416,197,899.67	100.000

Dennis J. Dirks

Affirmative	41,093,243,800.03	94.650
Withheld	2,322,954,099.64	5.350
TOTAL	43,416,197,899.67	100.000

Donald F. Donahue

Affirmative	41,121,116,505.64	94.714
Withheld	2,295,081,394.03	5.286
TOTAL	43,416,197,899.67	100.000

Alan J. Lacy

Affirmative	41,091,494,851.72	94.646
Withheld	2,324,703,047.95	5.354
TOTAL	43,416,197,899.67	100.00

Ned C. Lautenbach

Affirmative	40,970,733,721.42	94.368
Withheld	2,445,464,178.25	5.632
TOTAL	43,416,197,899.67	100.000

Joseph Mauriello

Affirmative	41,021,688,840.89	94.485
Withheld	2,394,509,058.78	5.515
TOTAL	43,416,197,899.67	100.000

Charles S. Morrison

Affirmative	41,163,534,997.01	94.812
Withheld	2,252,662,902.66	5.188
TOTAL	43,416,197,899.67	100.000

Cornelia M. Small

Affirmative	41,061,752,034.66	94.578
Withheld	2,354,445,865.01	5.422
TOTAL	43,416,197,899.67	100.000

Garnett A. Smith

Affirmative	41,061,939,407.02	94.578
Withheld	2,354,258,492.65	5.422
TOTAL	43,416,197,899.67	100.000

David M. Thomas

Affirmative	41,102,875,738.06	94.672
Withheld	2,313,322,161.61	5.328
TOTAL	43,416,197,899.67	100.000

Michael E. Wiley

Affirmative	41,112,279,187.11	94.694
Withheld	2,303,918,712.56	5.306
TOTAL	43,416,197,899.67	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Consumer Staples Portfolio.

	# of Votes	% of Votes
Affirmative	1,047,860,661.69	67.586
Against	172,474,017.24	11.125
Abstain	142,090,530.94	9.164
Broker Non-Vote	188,000,815.27	12.125
TOTAL	1,550,426,025.14	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Gold Portfolio.

	# of Votes	% of Votes
Affirmative	551,653,263.84	68.465
Against	97,346,103.67	12.082
Abstain	55,639,285.11	6.905
Broker Non-Vote	101,109,455.71	12.548
TOTAL	805,748,108.33	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Materials Portfolio.

	# of Votes	% of Votes
Affirmative	646,463,758.16	67.767
Against	104,408,119.98	10.945
Abstain	75,339,602.11	7.898
Broker Non-Vote	127,741,389.12	13.390
TOTAL	953,952,869.37	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Telecommunications Portfolio.

	# of Votes	% of Votes
Affirmative	162,019,030.04	74.073
Against	27,461,064.77	12.555
Abstain	16,983,637.20	7.765
Broker Non-Vote	12,265,953.67	5.607
TOTAL	218,729,685.68	100.000

PROPOSAL 3
To modify Gold Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	569,696,386.64	70.705
Against	80,140,442.00	9.946
Abstain	54,801,823.98	6.801
Broker Non-Vote	101,109,455.71	12.548
TOTAL	805,748,108.33	100.000

PROPOSAL 3
To modify Telecommunications Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	165,072,876.21	75.469
Against	22,149,640.69	10.127
Abstain	19,241,215.11	8.797
Broker Non-Vote	12,265,953.67	5.607
TOTAL	218,729,685.68	100.000

Proposal 1 reflects trust wide proposal and voting results.